                            STOCK PURCHASE AGREEMENT


                                     AMONG



                            CARRIZO OIL & GAS, INC.,



                     ENRON CAPITAL & TRADE RESOURCES CORP.


                                      AND


                            JOINT ENERGY DEVELOPMENT
                       INVESTMENTS II LIMITED PARTNERSHIP


                                     DATED


                                JANUARY 8, 1998

                               TABLE OF CONTENTS


ARTICLE I.

     DEFINITIONS
     1.1         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II.

     SALE AND PURCHASE OF SHARES; CLOSING

     2.1         SALE AND PURCHASE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     2.2         CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE III.

     REPRESENTATIONS AND WARRANTIES OF ISSUER

     3.1         CORPORATE EXISTENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     3.2         CORPORATE POWER AND AUTHORIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     3.3         BINDING OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     3.4         NO VIOLATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     3.5         CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     3.6         SEC DOCUMENTS AND FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     3.7         RESERVE REPORT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     3.8         NO MATERIAL ADVERSE EFFECT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     3.9         LIABILITIES; INDEBTEDNESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     3.10        LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     3.11        SPECIFIED CONTRACTS AND COMMITMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     3.12        TITLE TO PROPERTIES AND ASSETS; LEASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.13        COMPLIANCE WITH THE LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     3.14        TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     3.15        EMPLOYEE BENEFIT MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     3.16        INVESTMENT COMPANY ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     3.17        PUBLIC UTILITY HOLDING COMPANY ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     3.18        NO RESTRICTIONS ON AFFILIATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     3.19        CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     3.20        SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     3.21        ENVIRONMENTAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     3.22        INTELLECTUAL PROPERTY AND OTHER INTANGIBLE ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . .  16
     3.23        NO PUBLIC OFFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     3.24        INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     3.25        CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     3.26        USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17





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

     3.27        PLUGGING AND ABANDONMENT OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     3.28        NO MATERIAL MISSTATEMENTS OR OMISSIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     3.29        FEES AND COMMISSIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     3.30        DISCLOSURE LETTER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE IV.

     REPRESENTATIONS AND WARRANTIES OF PURCHASERS

     4.1         CORPORATE; PARTNERSHIP EXISTENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     4.2         CORPORATE; PARTNERSHIP POWER AND AUTHORIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     4.3         BINDING OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     4.4         NO VIOLATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     4.5         PURCHASE FOR INVESTMENT; EXPERIENCE, ILLIQUIDITY; ACCREDITED INVESTOR  . . . . . . . . . . . . . . .  19
     4.6         FEES AND COMMISSIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     4.7         INVESTIGATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     4.8         SHORT SELLING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     4.9         INVESTMENT COMPANY ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     4.10        PUBLIC UTILITY HOLDING COMPANY ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE V.

     COVENANTS

     5.1         OPERATION OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     5.2         ACCESS TO INFORMATION.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     5.3         USE OF PROCEEDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     5.4         NO RESTRICTIONS ON AFFILIATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     5.5         CERTAIN PUBLIC UTILITY MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     5.6         CORPORATE EXISTENCE AND TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     5.7         COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     5.8         PROVISION OF INFORMATION AND SEC REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.9         QUOTATION ON NASDAQ  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.10        RESERVATION OF COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.11        MAJOR SHAREHOLDER RESTRICTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.12        NOTICE OF EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE VI.

     CLOSING CONDITIONS

     6.1         CONDITIONS TO OBLIGATION OF PURCHASERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     6.2         CONDITIONS TO OBLIGATION OF ISSUER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25





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

ARTICLE VII.

     REGISTRATION RIGHTS

     7.1         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     7.2         PIGGYBACK REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     7.3         DEMAND REGISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     7.4         DELAY IN REGISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     7.5         DESIGNATION OF UNDERWRITER; UNDERWRITING AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . .  28
     7.6         EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     7.7         INDEMNITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     7.8         OBLIGATIONS OF ISSUER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     7.9         ASSIGNMENT OF REGISTRATION RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     7.10        LOCKUPS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     7.11        SUBSEQUENT GRANTS OF REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     7.12        CERTAIN AGREEMENTS OF HOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     7.13        TERMINATION OF REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE VIII.

     OTHER PROVISIONS

     8.1         FEES AND COMMISSIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     8.2         BUSINESS OPPORTUNITY MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     8.3         CONFIDENTIALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     8.4         SURVIVAL; FAILURE TO CLOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     8.5         RESTRICTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE IX.

     INDEMNIFICATION

     9.1         ISSUER INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     9.2         PURCHASERS INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     9.3         PROCEDURES RELATING TO INDEMNIFICATION UNDER ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE X.

     MISCELLANEOUS

     10.1        AMENDMENTS; WAIVERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     10.2        SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     10.3        SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     10.4        DESCRIPTIVE HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     10.5        GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     10.6        ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42





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

     10.7        EXECUTION IN COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     10.8        FURTHER COOPERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     10.9        NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     10.10       NO WAIVER; REMEDIES CUMULATIVE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     10.11       EXHIBITS; AMENDMENT OF DISCLOSURE LETTER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     10.12       DISPUTE RESOLUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

EXHIBITS
Exhibit A -Form of Statement of Resolution
Exhibit B -Form of Shareholders' Agreement
Exhibit C -Form of Warrant Certificate
Exhibit D -Disclosure Letter

                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of January 8, 1998, by and between Carrizo Oil & Gas, Inc., a Texas corporation ("Issuer"), and Enron Capital & Trade Resources Corp., a Delaware corporation ("ECT"), and Joint Energy Development Investments II Limited Partnership, a Delaware limited partnership ("JEDI II") (ECT and JEDI II are hereinafter individually referred to as a "Purchaser" and collectively as "Purchasers").

                                    RECITALS

     Issuer desires to issue and sell to Purchasers and Purchasers desire to purchase, subject to the terms and conditions set forth herein , an aggregate of (i) 300,000 shares of Preferred Stock (as herein defined) and (ii) 1,000,000 Warrants (as herein defined) exercisable for the purchase of 1,000,000 shares of Common Stock (as herein defined).

      Issuer has agreed to use all of the Proceeds (as hereinafter defined) for the activities as described in Section 5.3.

                                   AGREEMENTS

     In consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

     1.1 DEFINITIONS. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings when used in this Agreement:

                 "AFFILIATE" as applied to any specified Person shall mean any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of 10% or more of the voting power (or in the case of a Person which is not a corporation, 10% or more of the ownership interest, beneficial or otherwise) of such Person or the power otherwise to direct or cause the direction of the management and policies of that Person, whether through voting, by contract or otherwise. For the purpose of this paragraph, "voting power" of any Person means the total number of votes which may be cast by the holders of the total number of outstanding shares of equity of any class or classes of such Person. For purposes of this Agreement (i) all executive officers and directors of a Person shall be deemed to be Affiliates of such Person, and (ii) for avoidance of doubt, Enron Corp. and its Affiliates shall be deemed to be Affiliates of Purchasers.

                 "BASIC DOCUMENTS" shall mean this Agreement, the Statement of Resolution, the Shareholders' Agreement, the Letter Agreement and the Warrant Certificate.

                 "BOARD OF DIRECTORS" shall mean the Board of Directors of Issuer or any committee thereof duly authorized to act on behalf of the Board of Directors.

                 "CAPITALIZED LEASE OBLIGATIONS" shall mean all payment obligations arising under any lease of property which, in accordance with GAAP, would be capitalized on Issuer's balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should, in accordance with GAAP, be disclosed in a note to such balance sheet.

                 "CAPITAL STOCK" of any Person shall mean any and all shares, interests, participations or other equivalents (however designated) of, or rights, warrants or options to purchase, corporate stock or any other equity (however designated) of or in such Person.

                 "CHARTER" shall mean, for any Person, such Person's certificate of incorporation, articles of incorporation, limited partnership agreement or other organizational documents, as the case may be, as the same may be amended.

                 "CLAIMS" shall have the meaning assigned to such term in
         Section 9.1.

                 "CLOSING" shall have the meaning assigned to such term in
         Section 2.2.

                 "CLOSING DATE" shall have the meaning assigned to such term in
         Section 2.2.

                 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations promulgated thereunder, and any successor statute.

                 "COMMISSION" shall have the meaning assigned to such term in
         Section 3.6.

                 "COMMON STOCK" shall mean the common stock, par value $.01 per share, of Issuer.

                 "COMMON STOCK EQUIVALENTS" shall mean rights, warrants, or options to purchase shares of Capital Stock of Issuer, or any other security convertible into or exchangeable for Capital Stock of the Issuer.

                 "CONSOLIDATED" shall refer to the consolidation of financial statements in accordance with GAAP.

                 "DEFENSIBLE TITLE" shall mean, with respect to the assets of Issuer (i) the title of Issuer to such assets is free and clear of all Liens of any kind whatsoever, and (ii) as to those wells for which a "working interest" and a "net revenue interest" are set forth in
         Section 3.12
         of the Disclosure Letter, Issuer is entitled to receive the percentage of all hydrocarbons produced, saved and marketed from such wells in an amount not less than the net revenue interest set forth therein, without reduction, suspension or termination throughout the duration of the productive life of such wells, and Issuer is obligated to bear the percentage of costs and expenses related to the maintenance, development and operation of such wells in an amount not greater than the working interest set forth in such Section, without increase throughout the productive life of such wells, except increases that also result in a proportionate increase in net revenue interest and as set forth in such Section.

                 "DISCLOSURE LETTER" shall mean that certain disclosure letter of even date herewith delivered to Purchasers by Issuer relating to Issuer's disclosures in connection with its representations and warranties hereunder and attached hereto as Exhibit D.

                 "ENVIRONMENTAL LAWS" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which Issuer conducts business or at any time has conducted business including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Hazardous Materials Transportation Act, as amended, the Outer Continental Shelf Lands Act, as amended, the Coastal Zone Management Act, as amended, and other environmental conservation or protection laws. The terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that to the extent the laws of the state in which any property or operation is located has established a meaning for "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA AFFILIATE" shall have the meaning assigned to such term in Section 3.15.

                 "EXCHANGE ACT" shall have the meaning assigned to such term in
         Section 3.6.

                 "FEE LETTER" shall mean that certain letter agreement of even date herewith regarding Issuer's agreement to pay a structuring fee to ECT Securities Corp.

                 "GAAP" shall mean generally accepted accounting principles (including principles of consolidation), in the United States in effect from time to time, consistently applied.

                 "GOVERNMENTAL AUTHORITY" shall mean any foreign or domestic federal, state, county, municipal, or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court, or any political subdivision thereof.

                 "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, determination or other direction or requirement (including but not limited to any of the foregoing which relate to Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

                 "INDEBTEDNESS" shall mean, with respect to any Person, the principal of, premium, if any, and interest on: (a) indebtedness for money borrowed from others whether or not evidenced by notes, bonds, debentures or otherwise; (b) indebtedness of another Person guaranteed, directly or indirectly, in any manner by such Person, including, without limitation, through an agreement, contingent or otherwise, (i) to purchase or pay any such indebtedness, (ii) to advance or supply funds for the purchase or payment of such indebtedness, (iii) to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling such other Person to make payment of such indebtedness or to assure the owners of the indebtedness against loss, or (iv) to maintain working capital, equity capital or other financial condition of such other Person so as to enable it to pay such indebtedness; (c) all indebtedness secured by any Lien upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness; (d) all indebtedness of such Person created or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by such Person even though the rights and remedies of such Persons, lessor or lender under such agreement or lease in the event of default may be limited to repossession or sale of such property; (e) all obligations of such Person issued or assumed for the deferred purchase price of property or services, including all trade credit; (f) Capitalized Lease Obligations and the present value of all future lease payments under a lease other than Capitalized Lease Obligations; (g) all unfunded post-retirement and post-employment benefits including, without limitation, unfunded pension liabilities to the extent required to be reflected on such Person's balance sheet in accordance with GAAP; (h) mandatory redemption or mandatory dividend rights on ordinary shares (or other equity); (i) obligations of discontinued businesses that are subsumed within the single-sum amount of the net assets of the discontinued operations being held for sale, and (j) all obligations of such Person under or with respect to letters of credit.

                 "INTERIM BALANCE SHEET" shall have the meaning assigned to such term in Section 3.6.

                 "INTERMEDIARY" shall have the meaning assigned to such term in
         Section 8.1.

                 "LETTER AGREEMENT" shall mean that certain Letter Agreement of even date herewith between ECT and Issuer.

                 "LIEN" shall mean, with respect to any Person, any mortgage, deed of trust, lien, security interest, pledge, lease, conditional sale contract, claim, charge, easement, right of way, assessment, restriction and other encumbrance of every kind.

                 "MATERIAL ADVERSE EFFECT" shall mean, with respect to a Person, any change or event that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on (a) the assets, liabilities, condition (financial or otherwise), business, results of operations or prospects of such Person and its Subsidiaries on a Consolidated basis, (b) the ability of such Person to perform its obligations on a timely basis or to carry on its business as it exists on the date of this Agreement or proposed at the date of this Agreement to be conducted or (c) the consummation of the transactions contemplated hereby; provided, however, that any change or event resulting from (i) changes in the price of oil, gas, natural gas liquids or other hydrocarbon products, or (ii) changes in general economic conditions shall not constitute a Material Adverse Effect.

                 "PERMITS" shall mean all licenses, permits, exceptions, franchises, accreditations, privileges, rights, variances, waivers, approvals and other authorizations (including, without limitation, those relating to environmental matters) of, by or from Governmental Authorities necessary for the conduct of the business of Issuer and its Subsidiaries as currently conducted and as proposed to be conducted by Issuer and its Subsidiaries after the Closing.

                 "PERMITTED ASSIGNS" shall mean any Affiliate of ECT or JEDI II and any Person to whom any Purchaser has transferred an interest in the Securities, the Warrant Shares and the Basic Documents pursuant to
         Section 10.2 hereof, subject to the limitations upon transfer of the Warrants set forth in the Warrant Certificate.

                 "PERSON" shall mean an individual or individuals, a partnership, a corporation, a company, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other form of legal entity, or a Governmental Authority.

                 "PLAN" shall have the meaning assigned to such term in Section 3.15(a)(i).

                 "PREFERRED STOCK" shall mean the 9% Series A Preferred Stock, par value $0.01, having the relative rights, preferences, privileges and limitations set forth in the Statement of Resolution.

                 "PROCEEDS" shall mean $30,000,000.

                 "RESTRICTED SECURITIES" shall mean the Securities and Warrant Shares of the Company required to bear the legend set forth in Section
         8.5 hereof.

                 "SEC DOCUMENTS" shall have the meaning assigned to such term in Section 3.6.

                 "SECURITIES" shall mean collectively the Shares and the Warrants.

                 "SECURITIES ACT" shall have the meaning assigned to such term in Section 3.6.

                 "SHAREHOLDERS' AGREEMENT" shall mean that certain Shareholders' Agreement attached hereto as Exhibit B.

                 "SHARES" shall have the meaning assigned to such term in
         Section 2.1.

                 "STATEMENT OF RESOLUTION" shall mean the Statement of Resolution relating to the Preferred Stock, a form of which is attached hereto as Exhibit A.

                 "SUBSIDIARY" shall mean, as to any Person ("Owning Person"), any Person of which Owning Person or one or more of its Subsidiaries or Owning Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any Person if more than a 50% interest in the profits or capital thereof is owned by Owning Person or one or more of its Subsidiaries or Owning Person and one or more of its Subsidiaries.

                 "THIRD PARTY CLAIM" shall mean a Claim that is not a Claim by Issuer, Purchasers for their own losses.

                 "WARRANTS" shall mean the warrants which are exercisable into Common Stock having the relative rights, preferences, privileges and limitations set forth in the Warrant Certificate attached hereto as Exhibit C.

                 "WARRANT CERTIFICATE" shall mean those certain Warrant Certificates in the form thereof attached hereto as Exhibit C dated of even date herewith in favor of each of the Purchasers, respectively.

                 "WARRANT SHARES" shall mean shares of Common Stock or other securities issuable upon exercise of the Warrants.

                                  ARTICLE II.

                      SALE AND PURCHASE OF SHARES; CLOSING

     2.1 SALE AND PURCHASE OF SHARES. Subject to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations, warranties, and covenants of the parties set forth herein or in any document delivered pursuant hereto, at the Closing Issuer agrees to sell and deliver to Purchasers, and Purchasers respectively agree to purchase and accept, (a) 75,000 shares of Preferred Stock by ECT, (b) 225,000 shares of Preferred Stock by JEDI II, (c) one Warrant Certificate to ECT representing Warrants to purchase 250,000 Warrant Shares and (d) one Warrant Certificate to JEDI II representing Warrants to purchase 750,000 Warrant Shares. The shares of Preferred Stock to be acquired by Purchasers hereunder are hereinafter referred to as the "Shares."

     2.2 CLOSING. The closing of the sale and purchase of the Securities (the "Closing") will occur at 9:30 p.m. on January 8, 1998, or on such other date as may be agreed by the parties, at the offices of Vinson & Elkins L.L.P. (the "Closing Date").

     2.3 DELIVERY. Delivery of the Securities pursuant to this Agreement shall be made at the Closing by Issuer delivering against payment therefor as provided below, (a) one certificate to ECT representing 75,000 Shares, (b) one certificate to JEDI II representing 225,000 Shares, (c) one certificate to ECT representing Warrants to purchase 250,000 Warrant Shares and
(d) one certificate to JEDI II representing Warrants to purchase 750,000 Warrant Shares, each registered in the name of the respective Purchaser.

     2.4 PAYMENT. Payment in the amount of $30,000,000 for the Securities shall be made by a wire transfer of $7,500,000 from ECT and a wire transfer of $22,500,000 from JEDI II, both in immediately available funds to an account of Issuer at a commercial bank, which account shall have been designated by Issuer at least two business days prior to the Closing Date.


     2.5 WARRANT VALUATION. Issuer shall provide Purchasers with a resolution of the Board of Directors of Issuer setting forth the value of the Warrants as determined by the Board of Directors. The Issuer and the Purchasers hereby agree with such valuation for federal income tax purposes and further agree not to take a position contrary to such valuation.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF ISSUER

     Issuer represents and warrants to Purchasers as follows:

     3.1 CORPORATE EXISTENCE. Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Issuer has all necessary power and authority to conduct its business as it is now being conducted and to own, operate and lease the properties and assets it currently owns, operates and holds under lease. Issuer is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business activities or its ownership or leasing of property makes such qualification necessary. On or before the date hereof Issuer has delivered or made available to Purchasers true and complete copies of Issuer's Charter and bylaws, together with all amendments thereto. Except for the Statement of Resolution, no other amendment to Issuer's Charter has been approved by the Board of Directors or shareholders of Issuer or filed with the Secretary of State of the State of Texas.

     3.2 CORPORATE POWER AND AUTHORIZATION. Issuer has all requisite power and authority to issue the Securities and the Warrant Shares and to execute, deliver, and perform the Basic Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Basic Documents and the consummation of the transactions to be performed by Issuer have been duly and validly authorized by all necessary action on the part of the Board of Directors, and no other corporate proceedings are necessary to authorize the execution and delivery of this Agreement by Issuer or to consummate the transactions to be performed by Issuer, other than filing the Statement of Resolution with the Secretary of State of the State of Texas on or prior to the Closing on the Closing Date.

     3.3 BINDING OBLIGATIONS. Each of the Basic Documents when executed and delivered by Issuer, shall constitute a legal, valid and binding obligation of Issuer enforceable in accordance with their terms, except insofar as the enforceability thereof may be limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) by general principles of equity and public policy (regardless of whether considered at law or in equity). When issued and delivered to Purchasers at the Closing upon payment therefor as provided in this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any liens.

     3.4 NO VIOLATION. The execution and delivery by Issuer of the Basic Documents, the consummation of the transactions provided for therein and contemplated thereby, and the fulfillment by Issuer of the terms thereof, will not (a) conflict with or result in a breach of any provision of the Charter or bylaws of Issuer, (b) result in any default or in any material modification of the terms of any Indebtedness, material contract or agreement, of Issuer or the creation of any Lien upon any of the properties or assets owned by Issuer, or
(c) violate any Governmental Requirement or Permit applicable to Issuer or any of its Subsidiaries.

     3.5 CONSENTS. All consents, approvals, qualifications, orders or authorizations of, or filings with, any Governmental Authority, and all consents under any material contracts, agreements, or instruments by which Issuer is bound or to which it is subject, and required in connection with Issuer's valid execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, has been obtained or made except for the filing of the Statement of Resolutions with the Secretary of State of the State of Texas and the filing of a Form D with the Securities and Exchange Commission.

     3.6 SEC DOCUMENTS AND FINANCIAL STATEMENTS. (a) Issuer has timely filed with the United States Securities and Exchange Commission (the "Commission") all forms, reports, schedules, statements and other documents required to be filed by it since August 5, 1997 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act") (such documents, as supplemented and amended since the time of filing, collectively, the "SEC Documents"). The SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements, on the dates of effectiveness) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements of Issuer included in the SEC Documents at the time filed (and, in the case of registration statements, on the dates of effectiveness) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject in the case of unaudited statements to normal, recurring audit adjustments) the combined financial position of Issuer, as of the dates thereof and the combined results of operations and cash flows for the periods then ended. The combined balance sheet for Issuer included in its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1997 is referred to herein as the "Interim Balance Sheet".

     3.7 RESERVE REPORT. Issuer has delivered to the Purchasers a copy of the reserve report dated as of March 31, 1997 prepared by Ryder Scott Company Petroleum Engineers and Fairchild, Ancell & Well, Inc. (the "Petroleum Engineers"), respectively, (the "Reports"), relating to the oil and gas reserves attributable to properties owned to which Issuer has rights under lease or farmout or other written agreement by Issuer. To the knowledge of Issuer, the estimates of reserves in the Reports were prepared in accordance with standard geological and engineering methods generally accepted in the oil and gas industry. The estimates of the lease operating expenses in the Reports reasonably reflect the historical experience of Issuer and Issuer has no reason to believe that the estimates will not reflect future lease operating expenses and the historical factual information supplied by Issuer to the independent engineering firm in connection with the preparation of the Reports was, at the time of delivery to such firm, true and complete in all material respects.

     3.8 NO MATERIAL ADVERSE EFFECT. Since September 30, 1997, there has been no Material Adverse Effect with respect to Issuer nor any acquisition or disposition of any material asset by Issuer or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business.

     3.9 LIABILITIES; INDEBTEDNESS. Except for liabilities incurred in the ordinary course of business and that would not, individually or in the aggregate, have a Material Adverse Effect, Issuer does not have any liabilities, direct or contingent (including but not limited to liability with respect to any Plan or, to Issuer's knowledge, any Environmental Law) other than those provided for in the Interim Balance Sheet or disclosed in Section
3.9 of the Disclosure Letter. Except as would not have a Material Adverse Effect or as disclosed on the Interim Balance Sheet or in the audited financial statements of the Issuer or as incurred in the ordinary course of business, Issuer has no Indebtedness other than the Indebtedness disclosed in Section 3.9 of the Disclosure Letter.

     3.10 LITIGATION. Except as disclosed in Section 3.10 of the Disclosure Letter, there is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of Issuer, threatened against Issuer or any material property of Issuer before any Governmental Authority (i) which challenges the legality, enforceability or validity of the Basic Documents, or (ii) which, if adversely determined, would have a Material Adverse Effect or impair the ability or obligation of Issuer to perform fully on a timely basis any obligations which it has or will have under the Basic Documents.

     3.11 SPECIFIED CONTRACTS AND COMMITMENTS. (a) Except as set forth in Section 3.11 of the Disclosure Letter and except for the Basic Documents to be entered into pursuant to or in connection with this Agreement, Issuer has no
(i) employment or consulting contract involving annual payments by Issuer in excess of $125,000 and not cancelable without liability on sixty days' notice or less; (ii) capital redemption or purchase agreements; (iii) agreements providing for the indemnification of other parties for such parties' negligence or other fault (except for such obligations incurred in the ordinary course of business as an owner or operator of oil and gas properties, including obligations under master service agreements, drilling contracts and similar agreements) or the sharing of the tax liability of other parties; (iv) collective bargaining agreements; (v) gas sales or purchase contract, gas marketing agreement or transportation agreement under which Issuer is the seller, which agreement is not terminable without penalty on thirty days' notice or less, and which provides for a price less than fair market value;
(vi) agreement for capital expenditures, the acquisition of commodities, equipment or material or the construction of fixed assets which individually are expected to require aggregate future payments by Issuer in excess of $750,000 and all which in the aggregate would be expected to require future payments in excess of $2,500,000; (vii) agreement for, or that contemplates, the sale of any interest in oil or gas leases which involves payment (including property received in exchange or other non-cash consideration) to Issuer in excess of $1,000,000 in the aggregate; (viii) agreement which requires future payments by Issuer in excess of $400,000 (and not included in clauses (vi) or (vii)) which is not otherwise specifically disclosed herein; (ix) agreements containing covenants limiting or restricting the freedom of Issuer to compete in any line of business or territory or with any person or entity; (x) area of mutual interest agreements binding Issuer; (xi) futures, hedge, swaps, collars, puts, calls, floors, caps, options or other contracts that are intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including hydrocarbons; (xii) indentures, mortgages, promissory notes, loan agreements, guaranties or other agreements or commitments for the borrowing of money or any related security agreements (other than relating to the Indebtedness described in Section 3.9 of the Disclosure Letter); (xiii) voting trust or other agreement or understanding with respect to the voting of its Capital Stock; (xiv) contracts, commitments, agreements, understandings or arrangements of any kind to which Issuer is a party relating to the issuance of any Capital Stock of Issuer or any Common Stock Equivalents, other than the Basic Documents, or (xv) agreement with respect to any of its Securities which grants registration rights to any Person other than the Basic Documents (collectively, "Specified Contracts"). None of the Specified Contracts have been amended or modified except as set forth in Section 3.11 of the Disclosure Letter.

     (b) All of the Specified Contracts are in full force and effect and constitute legal, valid and binding obligations of Issuer, and, to the knowledge of Issuer, the other parties thereto, enforceable in all material respects in accordance with their respective terms, except insofar as the enforceability thereof may be limited (i) by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) by general principles of equity and public policy (regardless of whether considered at law or in equity). Neither Issuer nor, to the knowledge of Issuer, any other party to any Specified Contract, is in default in complying with any provisions thereof, and no condition or event or fact exists which, with notice, lapse of time or both would constitute a default thereunder on the part of Issuer or, to the knowledge of Issuer, any other party thereto, except for any such default, condition, event or fact that, individually or in the aggregate, would not have a Material Adverse Effect.

     (c) Issuer has no contracts or subcontracts whereby Issuer receives payments from the federal government for the sale of products to, or the provision of services to the government.

Issuer has provided Purchasers with a true and complete copy of each contract, agreement and instrument listed in Section 3.11 of the Disclosure Letter or has otherwise made such documents available for Purchasers to review.

     3.12 TITLE TO PROPERTIES AND ASSETS; LEASES. (a) Except as set forth in Section 3.12 of the Disclosure Letter, Issuer has Defensible Title to all of its properties and assets (real and personal, tangible and intangible) reflected on the Interim Balance Sheet and all of the material assets thereafter acquired by Issuer (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), and, in each case free and clear of all Liens except (i) Liens for taxes not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (ii) statutory Liens (including materialmen's, mechanic's, repairmen's, landlord's, and other similar liens) arising in the ordinary course of business to secure payments not yet due and payable or, if payable, that are being contested in good faith in the ordinary course of business, (iii) easements, restrictions, reservations or other encumbrances, as well as such imperfections or irregularities of title, if any, as are not material, (iv) obligations or duties to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable laws, rules, regulations and orders of any governmental authority,
(v) all lessors' royalties, overriding royalties, net profits interests, production payments, carried interests, reversionary interests and other burdens on or deductions from the proceeds of production, (vi) the terms and conditions of joint operating agreements and other oil and gas contracts, (vii) all rights to consent by, required notices to, and filings with or other actions by governmental or tribal entities, if any, in connection with the change of ownership or control of an interest in federal, state, tribal or other domestic governmental oil and gas leases, if the same are customarily obtained subsequent to such change of ownership or control, but only insofar as such consents, notices, filings and other actions relate to the transactions contemplated by this Agreement, (viii) any preferential purchase rights, (ix) required third party consents to assignment, (x) conventional rights of reassignment prior to abandonment and (xi) the terms and provisions of oil and gas leases, unit agreements, pooling agreements, communication agreements and other documents creating interests comprising the oil and gas properties; provided, however, the exceptions described in clauses (iv) through (xi) inclusive above are qualified to include only those exceptions in each case which do not operate to (A) reduce the net revenue interest of Issuer below that set forth in such Section, (B) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the working interest of Issuer above that set forth in such Section without a proportionate increase in the net revenue interest of Issuer or (C) increase the working interest of Issuer above that set forth in such Section without a proportionate increase in the net revenue interest of Issuer, and, provided, further, however, the foregoing defects, limitations, liens and encumbrances, whether individually material or not, do not in the aggregate create a Material Adverse Effect upon the Company. To Issuer's knowledge, all equipment now owned by Issuer which is necessary to the business of Issuer is in good condition and repair (ordinary wear and tear excepted), except where the failure to be in good condition and repair would not have a Material Adverse Effect.

     (b) Except as set forth in Section 3.12 of the Disclosure Letter, but only to the knowledge of Issuer with respect to oil and gas leases not operated by any of Issuer the oil and gas leases in which Issuer owns an interest (i) have been maintained according to their terms and in compliance with all material agreements to which such oil and gas leases are subject, except where the failure to be so maintained or any noncompliance would not have a Material Adverse Effect, and (ii) are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect.

     (c) All royalties, overriding royalties, compensatory royalties and other payments due with respect to the oil and gas properties of Issuer have been properly and correctly paid, except where the failure to make such payment would not have a Material Adverse Effect.

     3.13 COMPLIANCE WITH THE LAW. Issuer (i) is not in violation of any Governmental Requirement and (ii) has not failed to obtain any Permit, necessary to the ownership of any of its properties or the conduct of its business, except in either case where a violation or failure would not have a Material Adverse Effect.

     3.14 TAXES. Issuer (i) has filed all tax returns and reports ("Tax Returns") required to be filed by or with respect to Issuer, (ii) has included all items of income, gain, loss, deduction and credit or other items required to be included in each such Tax Return, and (iii) has paid all taxes, assessments, fees, imposts, duties or other charges, including any interest and penalties (all collectively referred to herein as "Taxes"), due with respect to such Tax Returns except for such failures as would not have a Material Adverse Effect. There is no claim against Issuer for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Issuer.

     3.15        EMPLOYEE BENEFIT MATTERS.

       (a) Definitions. Where the following words and phrases appear in this Agreement, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

                 (i) Plan: Each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, including, but not limited to, any employee benefit plan that may be exempt from some or all of the provisions of ERISA, which is sponsored, maintained, or contributed to by Issuer or any of ERISA Affiliates for the benefit of the employees, former employees, independent contractors, or agents of Issuer or any of its ERISA Affiliates, or has been so sponsored, maintained or contributed to since September 2, 1974.

                 (ii) Benefit Program or Agreement: Each personnel policy, stock option plan, collective bargaining agreement, workers' compensation agreement or arrangement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice or understanding, which is not described in Section 3.15(a)(i) and which is sponsored, maintained, or contributed to by Issuer for the benefit of the employees, former employees, independent contractors, or agents of Issuer or any of its Subsidiaries, or has been so sponsored, maintained, or contributed to since September 2, 1974.

                 (iii) Benefit Plans: Collectively, the Plans and Benefit Programs or Agreements.

         (b)     EMPLOYEE BENEFIT PLAN COMPLIANCE.

                 (i) Neither Issuer nor any corporation, trade, business, or entity under common control with Issuer, within the meaning of
         Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA, ("ERISA Affiliate") contributes to or has an obligation to contribute to, nor has Issuer or any ERISA Affiliate at any time within six years prior to the Closing Date contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA; and

                 (ii) All obligations, whether arising by operation of law or by contract, required to be performed in connection with the Benefit Plans have been performed, and there have been no defaults, omissions, or violations by any party with respect to any Benefit Plan or law applicable thereto, except as would not have a Material Adverse Effect; and

                 (iii)    Each Plan that is intended to be qualified under
         Section 401(a) of the Code (A) satisfies the requirements of such
         Section in all material respects, (B) has received a favorable determination letter from the Internal Revenue Service ("IRS") regarding such qualified status and (C) has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would materially and adversely affect such qualified status and, to the extent such letter does not cover amendments required by law, both the time for adopting such amendments if not previously adopted and filing such amendments with the Internal Revenue Service if not previously filed has not expired.

         (c)     NO ADDITIONAL RIGHTS OR OBLIGATIONS.  Except as set forth in
Section 3.15 of the Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not
(i) require Issuer to make a larger contribution to, or pay greater benefits under, any Benefit Plan than it otherwise would, or (ii) create or give rise to any additional vested rights or service credits under any Benefit Plan.

         (d) NO ADDITIONAL SEVERANCE. Issuer is not a party to any agreement, nor has Issuer established any policy or practice requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for Issuer upon termination of such services that would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

         (e) NO EXCESS PARACHUTE PAYMENTS. In connection with the consummation of the transaction contemplated by this Agreement, no payments have or will be made under the Benefit Plans.

         (f) NO PARACHUTE PAYMENTS AS RESULT OF CERTAIN EVENTS. The exercise by holders of the Preferred Stock of the rights and remedies of such holders provided under the Basic Documents shall not trigger any excess payments under the Benefit Plans.

         3.16 INVESTMENT COMPANY ACT. Issuer is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         3.17 PUBLIC UTILITY HOLDING COMPANY ACT. Issuer is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         3.18 NO RESTRICTIONS ON AFFILIATES. Issuer is not a party to any agreement that would purport to impose restrictions or limitations on Purchasers or any of their Affiliates.

         3.19 CAPITALIZATION. The authorized capital stock of the Issuer consists of (i) 40,000,000 shares of Common Stock of which 10,375,000 Shares are issued and outstanding and an additional 1,000,000 shares are reserved for issuance under the Incentive Plan of the Issuer and 222,120 shares are reserved for issuance pursuant to other outstanding options and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, none of which have been issued or are outstanding. Section 3.19 of the Disclosure Letter sets forth the name and address of each person known to Issuer to be the beneficial owner of 5% or more of the outstanding shares of Common Stock. Except for up to 1,000,000 shares of Common Stock reserved for issuance upon purchases of shares of Common Stock under the Incentive Plan of the Issuer or the other outstanding options set forth in Section 3.19 of the Disclosure Letter, there are no outstanding subscriptions, warrants, options, calls, commitments or other rights to purchase or acquire, or Securities convertible into or exchangeable for, any capital stock of Issuer or its Subsidiaries. All of the outstanding shares of Common Stock are validly issued, fully paid, and nonassessable. As of the time of Closing on the Closing Date, the Warrant Shares (assuming the exercise of all Warrants) would represent approximately 8.44% on a fully diluted basis of the shares of Common Stock outstanding. There have been reserved for issuance, and Issuer shall at all times keep reserved, out of the authorized and unissued shares of Issuer's Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants, and such shares, when issued upon receipt of payment therefor or upon a net exercise in accordance with the terms of the Warrants and of this Agreement, will be legally and validly issued, fully paid and nonassessable and will be free of any preemptive rights of shareholders.

         3.20 SUBSIDIARIES. Issuer does not own any subsidiaries and does not own, directly or indirectly, any interest or investment in any Person, other than interests under any joint operating agreement of oil and gas property that expressly provides the relationship of the parties created by such agreement is not intended to render the parties thereto liable as partners.

         3.21        ENVIRONMENTAL MATTERS.  Except as set forth in Section
3.21 of the Disclosure Letter:

         (a) the properties and operations of Issuer are not in violation of any Environmental Laws or any order or requirement of any court or Governmental Authority to the extent pertaining to health or the environment, except where a violation would not have a Material Adverse Effect, nor are there any conditions existing on such property or resulting from operations thereon that may give rise to any on-site or off-site remedial obligations under any Environmental Law, except for any condition that would not have a Material Adverse Effect;

         (b) without limitation of Section 3.21(a) above, Issuer are not subject to any pending or, to the knowledge of Issuer, threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority under any Environmental Law;

         (c) except as would not have a Material Adverse Effect, (i) all notices, Permits, licenses or similar authorizations, if any, required to be obtained or filed by Issuer under any Environmental Law, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and (ii) Issuer is in compliance with the terms and conditions of all such notices, Permits, licenses and similar authorizations;

         (d) except as would not have a Material Adverse Effect, (i) all hazardous substances or solid wastes generated by or as a result of operations on properties owned by Issuer and requiring disposal have been transported only by carriers maintaining valid authorizations under applicable Environmental Laws and treated and disposed of only at treatment, storage and disposal facilities maintaining valid authorizations under applicable Environmental Laws, and, (ii) such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

         (e) except as would not have a Material Adverse Effect, (i) there are no asbestos-containing materials on or in any property owned or used by Issuer and (ii) there are no storage tanks or similar containers exceeding 55 gallons in size on or under any such properties from which hazardous substances, petroleum products or other contaminants may be released into the surrounding environment;

         (f) without limiting the foregoing, there is no material liability (accrued or contingent) to any non-governmental third party in tort or under common law in connection with any release or threatened release of any hazardous substances, solid wastes, petroleum, petroleum products, and oil and gas exploration and production wastes into the environment as a result of operations conducted on its properties; and

         (g) Section 3.21 of the Disclosure Letter separately lists for Issuer any and all existing Claims in which there is a possible uninsured loss greater than $250,000 or $500,000 in the aggregate against or affecting it and relating to the release, discharge or emission of any hazardous substance, or to the generation, treatment, storage or disposal of any wastes, or otherwise relating to the protection of the environment or to the non-compliance with any notices, Permits, licenses, consent decrees or other authorization and the disposition of each such Claim. With respect to each such pending or prior matter, Section 3.21 of the Disclosure Letter hereto lists the date of the Claim, the claimant or investigating agency, the nature and a brief description of the matter, the damages claimed or relief sought, and the status or outcome of the matter. Except as set forth on Section 3.21 of the Disclosure Letter, Issuer has not received any written notice that it is a potentially responsible party under any Environmental Laws.

     3.22        INTELLECTUAL PROPERTY AND OTHER INTANGIBLE ASSETS.   Issuer
(i) owns or has the right to use, free and clear of all Liens, all patents, trademarks, service marks, trade names, and copyrights, and all applications, licenses, and rights with respect to the foregoing, and all trade secrets, including know-how, inventions, designs, processes, works of authorship, computer programs, and technical data and information (collectively, "Intellectual Property") used and sufficient for use in the conduct of its business as now conducted without infringing upon or violating any right, Lien, or claim of others, and (ii) except as described in Section 3.22 of the Disclosure Letter, is not obligated or under any liability whatsoever to make any payments by way of royalties, fees, or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, except for such failures to have the right to use such obligations and not have a Material Adverse Effect.

     3.23 NO PUBLIC OFFER. Neither Issuer nor anyone acting on its behalf has offered to any Person securities of Issuer, nor any part thereof, nor any instruments convertible, exercisable, or exchangeable into such securities, or has solicited from any Person any offer to acquire the same, in a manner so as to make the transactions contemplated by this Agreement not exempt from the registration requirements of Section 5 of the Securities Act.

     3.24 INSURANCE. Issuer maintains property, casualty, general liability and other insurance policies with coverage limits in amounts and with carriers as in each case are customary in accordance with sound business practices and which Issuer believes are adequate in the circumstances. Issuer has previously provided, or made available to Purchasers true and complete copies of all of Issuer's insurance policies. Issuer has given in a timely manner to its insurers all notices required to be given under such insurance policies with respect to all material claims and actions covered by insurance, and no insurer has denied coverage of any such claims or actions or reserved its rights in respect of or rejected any of such claims. Issuer has not received any notice or other communication from any such insurer canceling or materially amending any of such insurance policies, and no such cancellation is pending or threatened.

     3.25 CERTAIN TRANSACTIONS. Except as set forth on Section 3.25 of the Disclosure Letter, (a) Issuer is not indebted directly or indirectly to any of its officers, directors or stockholders or to their respective spouses or children in any amount whatsoever, (b) none of such officers, directors or stockholders, or any members of their immediate families, are indebted to Issuer or have any direct or indirect ownership interest in any Person with which Issuer has a business relationship (other than ownership interests of less than 5% in a publicly traded company), or any Person that competes with Issuer (other than ownership interests of less than 5% in a publicly traded competitor), and (c) no officer, director or 10% shareholder, or any member of his immediate family, has a direct or material indirect financial interest in any material contract with Issuer other than employment arrangements and benefit plans.

     3.26 USE OF PROCEEDS. All proceeds from the issuance of Securities will be used by Issuer only in accordance with the provisions of Section 5.3 hereof. No part of the Proceeds from the issuance of Securities or Warrant Shares will be used by the Issuer to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the purchase of the Securities nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

     3.27        PLUGGING AND ABANDONMENT OBLIGATIONS.  Except as set forth in
Section 3.27 of the Disclosure Letter and as would not have a Material Adverse Effect, there is no well located upon any property owned by Issuer that Issuer is currently obligated by law or contract to plug and abandon.

     3.28 NO MATERIAL MISSTATEMENTS OR OMISSIONS. The Basic Documents do not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made. To the knowledge of Issuer, there is no fact or information relating to the business, prospects, condition (financial or otherwise), affairs, operations, or assets of Issuer that has not been disclosed to Purchasers in writing by Issuer which could result in a Material Adverse Effect, including, without limitation, through disclosure in the SEC Documents. The financial statements and other related financial data (excluding all projections and proforma financial data) and reserve reports furnished to the Purchasers by or at the direction of Issuer in connection with the negotiation of this Agreement do not contain any material misstatement of fact and, when considered with all other written statements furnished to the Purchasers in that connection, such financial statements, related financial data (excluding all projections and proforma financial data) and reserve reports do not omit to state a material fact or any fact necessary to make the statement contained therein not misleading. The circumstances and events that are not required to be identified on the Disclosure Letter by reason of the materiality qualifications contained in the representations and warranties in this Article III, or which are otherwise within such qualifications, in the aggregate do not have, and could not reasonably be expected to have, a Material Adverse Effect on Issuer when taken in the context of all of the assets, obligations and operations of the Issuer.

     3.29 FEES AND COMMISSIONS. Issuer has not retained, nor are any fees due from Issuer to, any intermediary retained by such party, any finder, broker, agent, financial advisor, or other intermediary (collectively, an "Intermediary") other than in accordance with the Fee Letter, in connection with the transactions contemplated by this Agreement.

     3.30 DISCLOSURE LETTER. The Disclosure Letter is complete and accurate as of the time of the execution of this Agreement.

                                  ARTICLE IV.

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

     ECT and JEDI II, as applicable, represent and warrant to Issuer as follows (each Purchaser's representations and warranties are being made as to that Purchaser only and not the other):

     4.1         CORPORATE; PARTNERSHIP EXISTENCE.

                 (a) ECT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                 (b) JEDI II is a limited partnership duly formed and validly existing under the laws of the State of Delaware.

     4.2         CORPORATE; PARTNERSHIP POWER AND AUTHORIZATION.

                 (a) ECT has all requisite power and authority to execute, deliver and perform each of the Basic Documents to which it is a party and to consummate the transactions contemplated thereby. All action on the part of ECT requisite for the due execution, delivery and performance of each of the Basic Documents to which it is a party has been duly and effectively taken. The execution and delivery of each of the Basic Documents to which ECT is a party and the consummation of the transactions to be performed by ECT thereunder has been duly and validly authorized by all necessary action on the part of the boards of directors of ECT thereunder, and no other corporate proceedings are necessary to authorize the execution and delivery by ECT of each of the Basic Documents to which it is party or to consummate the transactions to be performed by it thereunder.

                 (b) JEDI II has all requisite power and authority to execute, deliver and perform each of the Basic Documents to which it is a party and to consummate the transactions contemplated thereby. All action on the part of JEDI II requisite for the due execution, delivery and performance of each of the Basic Documents to which it is a party has been duly and effectively taken. The execution and delivery of each of the Basic Documents to which JEDI II is a party and the consummation of the transactions to be performed by JEDI II thereunder has been duly and validly authorized by all necessary action on the part of JEDI II, its partners and any shareholder of or partner in any of its partners, and no other partnership or corporate proceedings, as the case may be, are necessary to authorize the execution and delivery by JEDI II of each of the Basic Documents to which it is a party or to consummate the transactions to be performed by it thereunder.

     4.3 BINDING OBLIGATIONS. Each of the Basic Documents to which Purchaser is a party when executed and delivered by it, shall constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their terms, except insofar as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether considered at law or in equity).

     4.4 NO VIOLATION. The execution and delivery by Purchaser of each of the Basic Documents to which it is a party, the consummation of the transactions provided for therein and contemplated thereby, and the fulfillment by Purchaser of the terms thereof, will not (a) conflict with or result in a breach of any provision of the Charter or bylaws or other organizational document of Purchaser, (b) result in any default or in any material modification of the terms of any Indebtedness, material contract, agreement, obligation, commitment applicable to Purchaser, (c) require any consent or approval (which has not been obtained or waived) under any material instrument or material obligation to which Purchaser is a party or by which Purchaser may be bound, or (d) violate any Governmental Requirement applicable to Purchaser.

     4.5 PURCHASE FOR INVESTMENT; EXPERIENCE, ILLIQUIDITY; ACCREDITED INVESTOR. Purchaser is acquiring its portion of the Securities and the Warrant Shares for its own account and not with a view to the public resale of all or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act. Purchaser acknowledges that the Securities and the Warrant Shares acquired by it have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

     Each Purchaser acknowledges and understands that it must bear the economic risk of its investment for an indefinite period of time because the Securities must be held until subsequently registered under the Securities Act and applicable state and other securities laws, unless an exemption from Registration is available. Each Purchaser understands that any transfer agent of the Issuer will be issued stop-transfer instructions with respect to the Securities unless such transfer is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. Each Purchaser has experience in analyzing and investing in entities like the Issuer, each Purchaser can bear the economic risk of its investment, including the full loss of its investment, and by reason of its business or financial experience or the business or financial experience of its professional advisors has the capacity to evaluate the merits and risks of its investment and protect its own interest in connection with the purchase of the Securities from the Issuer at the Closing. Each Purchaser represents that it does not have any contract, undertaking, agreement or arrangements with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

     4.6 FEES AND COMMISSIONS. Purchaser has not retained, nor are any fees due from Purchaser to, any Intermediary in connection with the transactions contemplated by this Agreement except pursuant to and as set forth in the Fee Letter.

     4.7 INVESTIGATION. Purchaser has received copies of the SEC Documents. Purchaser has had a reasonable opportunity to ask questions relating to and otherwise discuss the terms and conditions of the offering and the other information set forth in the SEC Documents and the Issuer's business, management and financial affairs with the Issuer's management, customers and other parties, and Purchaser has received satisfactory responses to its inquiries. Purchaser has relied solely upon the representations in the Basic Documents and in the SEC documents in making the decision to invest in the Securities. Purchaser is an "accredited investor" as such term is defined in SEC Regulation D.

     4.8 SHORT SELLING. Neither Purchaser nor any of its Subsidiaries will create a "short position" in the Common Stock at any time during the two
(2) years following the Closing Date. For purposes hereof, a "short position" shall be deemed to have been maintained or created by a Person if such Person
(i) enters into a "short sale" (as such term is defined in Rule 3b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or sells "short against the box" (as that term is generally understood), (ii) purchases a put option to sell shares of Common Stock or (iii) enters into a derivative or other similar transaction whereby such Person will be compensated (or receive economic benefit) in the event of a decline in the price of the Common Stock; provided, however, that such term shall not include any short sales effected at any time when the Issuer (i) is in breach in any material respect of any of the representations, warranties or covenants under any Basic Documents or (ii) has failed to redeem any Series A Preferred Stock as required within the allowed time period following a request for redemption.

     4.9 INVESTMENT COMPANY ACT. Purchaser is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     4.10 PUBLIC UTILITY HOLDING COMPANY ACT. Purchaser is not subject to, or is exempt from, registration as a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                   ARTICLE V.

                                   COVENANTS

     5.1 OPERATION OF BUSINESS. Unless otherwise expressly contemplated by this Agreement or consented to in writing by ECT (which consent shall not be unreasonably withheld), during the period between the execution of this Agreement and the Closing (i) Issuer shall:

         (a) operate its business only in the usual and ordinary course consistent with past practices;

         (b) preserve its business and properties, including its present operations, leases, working conditions and relationships with lessors, licensors, suppliers, customers and employees;

         (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and

         (d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained;

and (ii) Issuer shall not:

         (a) make any declaration for setting aside or payment of dividends or distributions in respect of shares of Common Stock or any redemption, purchase or other acquisition of any of its Capital Stock;

         (b) make any capital expenditures, or commit to make any capital expenditures, other than in the ordinary course of business;

         (c) except for the incurrence of obligations in the ordinary course of business incur any Indebtedness; and

         (d) amend or modify its Charter (except by filing the Statement of Resolutions).

     5.2 ACCESS TO INFORMATION. For so long as the Purchasers and their respective Affiliates hold more than 51% of the Preferred Stock, ECT (acting on behalf of itself and JEDI II) shall be entitled to (a) receive prior notice of any action proposed in advance of a regularly scheduled board meeting to be taken by the Board of Directors (or any committee thereof) at such meeting, (b) receive such notices as are given to directors of Issuer (at the same time and in the same manner as such notices are given to such directors) of any meeting of the Board of Directors (or any committee thereof), (c) receive, when distributed to directors of the Issuer, copies of materials evidencing proposed action of the Board of Directors or any committee thereof (d) designate from time to time no more than three persons employed by Enron Corp. or a subsidiary thereof to attend any meeting of the Board of Directors, as observers, and (e) receive when distributed to directors of the Issuer all written management reports and written management accounts relating to Issuer, to the extent such reports and accounts are provided to the Board of Directors (or any committee thereof). The Issuer reserves the right to withhold any information and to exclude such ECT's designees from any meeting or portion thereof if, in the written opinion of Issuer's legal counsel, access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Issuer and its counsel. It is understood that unauthorized disclosure or use of any of the confidential, non-public Information obtained as a result of the access contemplated in this Section may be detrimental to the Issuer. Accordingly, ECT agrees to maintain such information in confidence in accordance with Section 8.3 hereof. ECT acknowledges that the purchase or sale of any securities of the Issuer or the agreement to such purchase or sale of securities that are exercisable, convertible or exchangeable for securities of the Issuer at such time as it has any material nonpublic information is prohibited by laws, rules and regulations relating to the trading of securities, including without limitation Section 10b and Rule 10(b)-5 under the Exchange Act.

     THE ISSUER COVENANTS AS TO (I) SECTIONS 5.3 AND 5.5 THROUGH 5.12 FOR SO LONG AS ANY SHARES OF PREFERRED STOCK REMAIN OUTSTANDING, (II) SECTIONS 5.3, 5.5, 5.6, 5.7 AND 5.8 FOR SO LONG AS ANY WARRANTS OR WARRANT SHARES REMAIN OUTSTANDING BUT NOT LONGER THAN SEVEN (7) YEARS AFTER THE DATE HEREOF AND PROVIDED, ECT, JEDI II AND THEIR RESPECTIVE AFFILIATES OWN 50% BENEFICIAL INTEREST IN THE NUMBER OF WARRANTS SHARES ORIGINALLY ISSUED (ASSUMING FULL EXERCISE OF ALL THE WARRANTS), (III) SECTION 5.4 (FOR THE BENEFIT OF PURCHASERS AND THEIR AFFILIATES ONLY) FOR SO LONG AS PURCHASERS OR ANY OF THEIR AFFILIATES OWN ANY WARRANTS OR WARRANT SHARES AND (IV) SECTIONS 5.9 AND 5.10 FOR SO LONG AS ANY WARRANTS OR WARRANT SHARES REMAIN OUTSTANDING (OR IN EACH CASE, UNTIL SUCH EARLIER TIME AS IS SPECIFIED WITH RESPECT TO ANY PARTICULAR SECTION):

     5.3 USE OF PROCEEDS. All Proceeds from the issuance of the Shares and purchase of the Warrants shall be used by Issuer for any and all activities necessary or related to the exploration for or development of oil and natural gas in Texas and Louisiana, to repay indebtedness incurred for the foregoing purposes, to pay dividends with respect to the Preferred Stock and for the repayment of fees and expenses incurred with respect thereto.

     5.4 NO RESTRICTIONS ON AFFILIATES. For so long as Purchasers or their Affiliates own any Preferred Stock, or any Warrants or Warrant Shares neither Issuer nor any of its future Subsidiaries will enter into any agreement that would purport to impose restrictions or limitations on the business, operations or assets of Purchasers or their Affiliates by virtue of Purchasers' or their Affiliates' ownership in the Issuer immediately after the Closing (exclusive of the exercise of any rights of Purchasers under Sections 2(b) and 2(c) of the Statement of Resolution) including, without limitation, any "area of mutual interest" agreement or similar agreement that would have the effect of binding Purchasers or any of their respective Affiliates or their respective properties. For purposes of this Section 5.4, the term "Affiliate", when used to refer to Affiliates of Purchasers, shall exclude Issuer and its Affiliates.

     5.5 CERTAIN PUBLIC UTILITY MATTERS. Except as contemplated herein, Issuer will not take any action that would be inconsistent with the representations contained in Sections 3.16 and 3.17 hereof so long as the Purchasers or their Affiliates or the Permitted Assigns hold any shares of Common Stock or Preferred Stock. For purposes of this Section 5.5, the term "Affiliate", when used to refer to Affiliates of Purchasers, shall exclude Issuer and its Affiliates.

     5.6 CORPORATE EXISTENCE AND TAXES. Issuer shall maintain its corporate existence and good standing and shall pay all taxes owed by it when due except for taxes which the Issuer reasonably disputes or as to which the failure to pay could not reasonably be expected to have a Material Adverse Effect on the business or financial condition of the Issuer and the Issuer shall establish adequate reserves in accordance with GAAP with respect thereto.

     5.7 COMPLIANCE WITH LAWS. Except with the consent of the holders of a majority of the outstanding Preferred Stock, Issuer will comply with all applicable Governmental Requirements and shall maintain any Permit necessary to the ownership of any of its properties or the conduct of its business, except in either case where a violation or failure would not have a Material Adverse Effect.

     5.8 PROVISION OF INFORMATION AND SEC REQUIREMENTS. Issuer shall provide Purchasers and their Permitted Assigns with copies of its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements and other materials sent to stockholders, in each such case promptly after the filing thereof with the Commission, until the redemption of all of the Preferred Stock and exercise in full of all of the Warrants. Issuer shall comply in all material respects with all applicable rules, regulations and requirements of the Commission and shall make timely filings of all items required to be filed by the Commission and in connection with the Securities Act and the Exchange Act.

     5.9 QUOTATION ON NASDAQ. Issuer shall have the Warrant Shares listed for quotation on The Nasdaq National Market on or before the date of the first anniversary of the Closing, and the Issuer will file any and all agreements, forms and other documents, including, without limitation, The Nasdaq National Market Notification Form for Listing of Additional Shares and take all other action necessary for the listing of the Warrant Shares on or before such anniversary date. Issuer shall maintain the designation and quotation, or listing, of its Common Stock on the Nasdaq National Market (or on the New York Stock Exchange or the American Stock Exchange) until the redemption of all the Preferred Stock.

     5.10 RESERVATION OF COMMON STOCK. Issuer has reserved for issuance and shall at all times keep reserved, out of the authorized and unissued shares of Issuer's Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants and shall keep such shares free of any preemptive rights of shareholders.

     5.11 MAJOR SHAREHOLDER RESTRICTION. So long as the Shareholders' Agreement is in effect, the Issuer agrees to:

                 (a) make appropriate notations in its records concerning the restrictions contained in Section 2.1 of the Shareholders' Agreement;

                 (b) issue stop transfer orders (i.e., an "issuer hold") and instructions to each transfer agent concerning the Restricted Shares (as defined in the Shareholder's Agreement);

                 (c) promptly provide ECT with copies of all Schedule 13Ds or amendments thereto relating to the Common Stock, filed with the Securities and Exchange Commission and delivered to Issuer; and

                 (d) report quarterly in writing to ECT any transfers of stock made by or on behalf of the Major Shareholders on the books of the Issuer.

     5.12 NOTICE OF EVENTS. Within 5 business days after receipt from a holder of the Preferred Stock of a request for its Preferred Stock to be redeemed, Issuer shall send a Dispute Notice to such holder pursuant to Section 10.12(b) in every case in which Issuer intends to dispute anything in connection with such request for redemption.

                                  ARTICLE VI.

                               CLOSING CONDITIONS

     6.1 CONDITIONS TO OBLIGATION OF PURCHASERS. The obligation of Purchasers to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions at the time of closing:

         (a) the representations and warranties contained in Article III, shall be accurate in all respects, as of the time of Closing on the Closing Date (provided that this provision shall not require the text of any representation that refers to a specific date to be changed with respect to such reference);

         (b) Issuer shall have performed and complied with all of the covenants and agreements contemplated in the Basic Documents required to be performed or complied with by it at or prior to the time of Closing;

         (c) no action, suit, or proceeding shall be pending before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling, charge, penalty or onerous condition would prevent consummation of any of the transactions contemplated by the Basic Documents, and no such injunction, judgment, order, decree, ruling, charge, penalty or onerous condition shall be in effect;

         (d) the Statement of Resolution shall have been filed with the Secretary of State of the State of Texas and Issuer shall have delivered confirmation of same to Purchasers on or prior to the time of Closing on the Closing Date;

         (e) there shall not have occurred since 9/30/97 any events or developments, individually or in the aggregate, resulting in a Material Adverse Effect;

         (f) Issuer shall at the Closing pay all amounts payable pursuant to the Fee Letter;

         (g) the Closing shall not be later than 3:00 p.m. CST on January 16, 1998;

         (h) all material notices, consents and approvals required for the consummation of the transactions contemplated hereby shall have been given or obtained, including, without limitation consent of Compass Bank and Schroder & Co. Inc.;

         (i) Issuer shall have delivered to Purchasers a certificate from an officer of Issuer to the effect that each of the conditions specified above in Section 6.1(a)-(h) has been satisfied in all respects;

         (j) Purchasers shall have received an opinion of Baker & Botts, L.L.P. dated as of the Closing Date, that addresses such matters as are reasonably requested by Purchasers and containing such exceptions and assumptions as are customary in such opinions, all in form and substance reasonably acceptable to Purchasers; and

         (k) Issuer, significant shareholders and Purchasers shall have entered into a Shareholders' Agreement in the form of Exhibit B attached hereto.

     6.2 CONDITIONS TO OBLIGATION OF ISSUER. The obligations of Issuer to consummate the transactions contemplated hereby are subject to satisfaction of the following conditions:

         (a) the representations and warranties contained in Article IV shall be accurate in all respects, and, to the extent not so qualified, shall be accurate in all respects, as of the time of Closing on the Closing Date (provided that this provision shall not require the text of any representation that refers to a specific date to be changed with respect to such reference);

         (b) each of the Purchasers shall have performed and complied with all of the covenants under the Basic Documents required to be performed or complied with in all respects at or prior to the time of Closing on the Closing Date;

         (c) no action, suit, or proceeding shall be pending before any Governmental Authority wherein an unfavorable injunction, judgment, order, decree, ruling, charge, penalty or onerous condition would prevent consummation of any of the transactions contemplated by the Basic Documents and no such injunction, judgment, order, decree, ruling, charge, penalty or onerous condition shall be in effect; and

         (d) each of the Purchasers shall have delivered to Issuer a certificate from an executive officer of such Purchaser to the effect that each of the conditions specified above in Section 6.2(a)-(c) is satisfied in all respects.

         (e) Issuer shall have received an opinion of (i) Julia Heintz Murray, Vice President and General Counsel - Finance of ECT addressing the matters set forth in Sections 4.1(a) and 4.2(a), (ii) Julia Heintz Murray, Vice President and General Counsel - Finance of Enron Capital II Corp., addressing the matters set forth in Sections 4.1(b) and 4.2(b), and
     (iii) Vinson & Elkins L.L.P. addressing the matters set forth in Section 4.3, in each case dated as of the time of Closing on the Closing Date and including such exceptions and assumptions as are customary in such opinions, in form and substance reasonably acceptable to Issuer.

                                  ARTICLE VII.

                              REGISTRATION RIGHTS

     The following provisions govern the registration of Issuer's securities:

     7.1 DEFINITIONS. As used in this Article VII, the following terms have the following meanings:

              "HOLDERS" means the holders of Registrable Shares (which initially shall be Purchasers) and shall include transferees to whom Holders are permitted to assign rights hereunder pursuant to
              Section 7.9.

              "INITIATING HOLDERS" shall mean Holders holding no less than 333,000 Registrable Shares (subject to adjustment for stock splits and other similar events).

              "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

              "REGISTRABLE SHARES" means any of the Warrant Shares received after the date hereof by the Holders upon exercise of the Warrants provided, however, that securities shall be treated as Registrable Shares only if and only for so long as they are held by a Holder or a permitted transferee pursuant to the terms hereof, and (i) they have not been disposed of pursuant to a registration statement declared effective by the Commission, so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (ii) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act, so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (iii) the registration rights as to the Holder of such Registrable Shares have not expired pursuant to Section
              7.13. Without limiting the generality of any other provision hereof, it is expressly understood that the registration rights granted hereunder are not intended to, and do not extend to the Warrants or the Preferred Stock.

     7.2 PIGGYBACK REGISTRATION. If Issuer at any time proposes to register any shares of Common Stock (or securities convertible into or exercisable or exchangeable for Common Stock), other than in a demand registration pursuant to Section 7.3 of this Agreement and other than in a registration on Form S-4 or Form S-8 for purposes similar to those permissible as of the date hereof (provided, however, with respect to Form S-8, Purchasers are not entitled pursuant to the rules and regulations relating to such Form to use such Form), it shall give prompt notice to the Holders of such intention. Upon the written request of any Holder given within 20 days after receipt of any such notice, Issuer shall include in such registration all of the Registrable Shares indicated in such request, so as to permit the disposition of the shares so registered. For all distributions which are underwritten, all Holders proposing to distribute their securities through such underwriting shall (together with the Issuer and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form (not inconsistent with the terms of this Article 7) with the managing underwriter selected for such underwriting by the Issuer. Notwithstanding any other provision of this Section 7.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten and the inclusion of Purchasers' Registrable Shares would materially jeopardize successful marketing of the shares being registered thereunder, the underwriters may exclude some or all Registrable Shares from such registration and underwriting (provided that securities of other security holders are similarly excluded). In the event of a limitation (or elimination) on the number of Registrable Shares and other securities to be included in a registration, the Issuer shall so advise all Holders and any other holders requesting to distribute their securities through such underwriting pursuant to piggy-back registration rights and the number of Registrable Shares and other such securities that may be included in the registration and underwriting shall be allocated among all Holders thereof and such other holders in proportion, as nearly as practicable, to the respective amounts of securities requested to be included in such registration. To facilitate the allocation of Registrable Shares in accordance with the above provisions, the Issuer may round the number of Registrable Shares and other securities allocated to any Holder or other holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Issuer and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. The Issuer shall have the right to terminate or withdraw any registration initiated by it under this
Section 7.2 prior to or after the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

Notwithstanding anything to the contrary contained herein, the rights granted under this Section 7.2, to the extent they are related to (i) registrations requested pursuant to Section 5.1 or 5.3 of the Registration Rights Agreement dated as of June 4, 1997 among Issuer and the persons described therein (the "Founders Registration Rights Agreement"), shall be limited to that portion of any such registration as remains after inclusion of all securities requested by holders under the Founders Registration Rights Agreement to be included in such registration and (ii) registrations initiated by the Issuer, shall be limited in all cases to sharing pro rata in the available portion of the registration in question with holders under the Founders Registration Rights Agreement, such sharing to be based on the number of shares of Common Stock and Warrants held by such respective holders and held by the holders of such other investors, plus the number of shares of Common Stock into which other securities held by the holders under the Founders Registration Rights Agreement and the holders are convertible, which are entitled to registration rights.

     7.3 DEMAND REGISTRATION. At any time, one or more Initiating Holders may request in writing that all or part of the Registrable Shares held by such Holder or Holders shall be registered for sale under the Securities Act in the manner specified in such notice. Within 5 days after receipt of any such request, Issuer shall give written notice of such request to the other Holders and shall include in such registration all Registrable Shares held by all such Holders who wish to participate in such demand registration and provide Issuer with written requests for inclusion therein within 20 days after the receipt of Issuer's notice. Thereupon, Issuer shall use its best efforts to effect the registration of all Registrable Shares as to which it has received requests for registration specified in the request for registration. Issuer shall not be required to effect any such registration prior to the first anniversary date hereof; provided, however, that the Initiating Holders may request registration hereunder prior to the first anniversary hereof and in such event Issuer shall undertake to issue the notices referred to herein prior to such first anniversary so as to permit the filing of registration statement promptly after such first anniversary. Notwithstanding any other provision of this Article VII, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten and the inclusion of Purchasers' Registrable Shares would materially jeopardize successful marketing of the shares being registered thereunder, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, first shares to be offered by Issuer or by shareholders other than the Holders, and second, to the extent necessary, and only if all shares to be offered by Issuer and by shareholders other than Holders have been excluded, Registrable Shares. Without limiting the generality of any other provision hereof, it is expressly understood that the registration rights granted hereunder are not intended to, and do not extend to the Warrants or the Preferred Stock. Issuer may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a Rule 145(a) transaction) to be initiated after a registration requested pursuant to this Section 7.3 and to become effective less than 90 days after the effective date of any registration requested pursuant to this Section 7.3. Issuer shall not be required to effect more than two registrations pursuant to this Section 7.3, one of which may be for a shelf registration and both of which may be for an underwritten registration, and, unless all Registrable Shares requested to be included are included in such registration, then such registration shall not count as one of such two registrations.

     7.4 DELAY IN REGISTRATION. If Issuer shall furnish to the Holders a certificate signed by the President of Issuer stating that in the reasonable good faith judgment of the Board of Directors of Issuer it would result in a Material Adverse Effect upon the Issuer for a registration statement to be filed at such time or would materially adversely effect a pending public offering of Issuer's securities or would require the disclosure of a material transaction in which the Company is then engaged, Issuer shall have the right to defer the filing of a registration statement requested pursuant to Section
7.3 hereof for a period of not more than 45 days after receipt of the request of the Holders under Section 7.3; provided, however, that Issuer shall not utilize this right more than once in any rolling 12-month period.

     7.5 DESIGNATION OF UNDERWRITER; UNDERWRITING AGREEMENT. In the case of any registration effected pursuant to Section 7.3 for an underwritten public offering, the managing underwriter shall be selected by the Initiating Holders, but must be reasonably acceptable to the Issuer. In the event that a registration pursuant to Section 7.2 or 7.3 is for a registered public offering involving an underwriting, the Issuer shall so advise the Holders as part of the notice given to them. In such event, the right of any Holder to registration pursuant to Section 7.2 or 7.3 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this
Section 7.5, and the inclusion of such Holder's Registrable Shares, as the case may be, in the underwriting to the extent requested shall be limited to the extent provided herein; provided, however, in any demand registration pursuant to Section 7.3 hereof, the underwriting agreement must be mutually agreeable to the Issuer and the Holder of the Registrable Shares being included.

     7.6 EXPENSES. All expenses incurred in connection with any registration and all listing expenses including without limitation, any transfer taxes, all fees, reasonable out-of-pocket expenses and expenses of one counsel for all Holders, under Sections 7.2 or 7.3 shall be borne by Issuer; provided, however, that each of the Holders participating in such registration shall pay its pro rata portion of the fees, discounts or commissions payable to any underwriter and provided that the

Holder shall use reasonable efforts in any transfer of Securities to effectuate such transfer in a way to minimize or avoid transfer taxes on such transfer.

     7.7 INDEMNITIES. In the event of any registered offering of Common Stock pursuant to this Article VII:

         (a) Issuer will indemnify and hold harmless, to the fullest extent permitted by law, any Holder, each of its officers and directors, partners and legal counsel and any underwriter for such Holder, and each person, if any, who controls the Holder or such underwriter within the meaning of
     Section 15 of the Securities Act, from and against any and all losses, damages, claims, liabilities, joint or several, and expenses (including any amounts paid in any settlement of litigation, commenced or threatened) to which the Holder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and Issuer will reimburse the Holder, each of its officers and directors, partners and legal counsel, such underwriter and each such controlling person of the Holder or the underwriter, for any legal or any other expenses reasonably incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that Issuer will not be liable in any such case to the extent that any such loss, damage, claim, liability, or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by a Holder to Issuer specifically for inclusion therein; provided, further, that the indemnity agreement contained in this subsection 7.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Issuer, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling Holder, the underwriter or any controlling person of the selling Holder or the underwriter, and regardless of any sale in connection with such offering by the selling Holder. Such indemnity shall survive the transfer of securities by a selling Holder. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Commission, the indemnity agreement herein shall not inure to the benefit of any underwriter if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

         (b) Each Holder participating in a registration hereunder will indemnify and hold harmless, to the fullest extent permitted by law, Issuer, each of its directors, officers and legal counsel, any underwriter for Issuer, and each person, if any, who controls Issuer or such underwriter within the meaning of Section 15 of the Securities Act, from and against any and all losses, damages, claims, liabilities, or expenses (including any amounts paid in any settlement) to which Issuer or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise and each other such Holder, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), of litigation, commenced or threatened or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each such Holder will reimburse Issuer, each of its directors, officers and legal counsel, any underwriter and each such controlling person of Issuer or any underwriter and each other such Holder, promptly upon demand, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in conformity with written information furnished by such Holder to Issuer specifically for inclusion therein; provided, however, that the indemnity agreement contained in this subsection 7.7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld. In no event shall the liability of any Holder exceed the gross proceeds received by such Holder from the offering. Such indemnity shall survive the transfer of securities by a selling Holder. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Commission, the indemnity agreement herein shall not inure to the benefit of any underwriter if a copy of the final prospectus filed pursuant to Rule 424(b) was not furnished to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

         (c) Each party entitled to indemnification under this Section 7.7 shall give notice to the party required to provide indemnification promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the indemnifying party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the indemnified party (whose approval shall not unreasonably be withheld), and the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said subsections 7.7(a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party's intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement without the consent of each indemnifying party (which consent shall not be unreasonably withheld). Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

         (d) If the indemnification provided for in this Section 7.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative fault of the Issuer on the one hand and each shareholder offering securities in the offering (the "Selling Shareholders") on the other in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer on the one hand and each Selling Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by such Selling Shareholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. It would not be just and equitable if contribution pursuant to this Section 7.7(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses and liabilities referred to above in this Section 7.7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, subject to the provisions of Section 7.7(c) hereof. Notwithstanding the provisions of this Section 7.7(d), no Selling Shareholder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the proceeds received by such Selling Shareholder net of selling expenses. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the foregoing provisions shall control.

     7.8 OBLIGATIONS OF ISSUER. Whenever required under this Article VII to effect the registration of any Registrable Shares, Issuer shall, as expeditiously as possible:

         (a) prepare and file with the Commission 45 days after notice (in the case of a registration under Section 7.3, as soon as practicable) a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for a period of up to one year (180 days if a firm commitment underwriting plus equal time for any delays attributable to the Issuer) or, if sooner, until the distribution contemplated in the Registration Statement has been completed;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement;

         (c) furnish to each Holder selling Registerable Shares pursuant to the registration statement such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

         (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

         (e) immediately notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material act or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (and Issuer shall promptly amend such prospectus or take other appropriate corrective action);

         (f) cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange or quoted on a quotation system on which similar securities issued by Issuer are then listed or quoted;

         (g) provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares in each case not later than the effective date of such registration; and

         (h) if requested by Holders of 50% of all of the Registrable Securities that are being registered in such registration, furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Section, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Article VII, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing Issuer for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares and (ii) a letter dated such date, from the independent certified public accountants of Issuer, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares.

     7.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights granted to a Holder under this Article 7 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Shares by a Holder provided that (i) such transfer may be effected in accordance with applicable securities laws, (ii) such assignee or transferee acquires at least 100,000 Registrable Shares (subject to appropriate adjustment for any other stock splits, dividends, subdivisions, combinations, recapitalizations and the like), and (iii) the Holder notifies the Issuer in writing of the transfer or assignment, stating the name and the address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned and the assignee or transferee agrees in writing to be bound by the provisions of this Article 7.

     7.10 LOCKUPS. Each Holder agrees, so long as such Holder holds 5% or more of the outstanding shares of Common Stock, that in connection with any registration of the Issuer's securities (whether pursuant to this Agreement, for the Issuer's own account or for the account of any other shareholder of the Issuer) that, at all times prior to the expiration of the registration rights provided for herein, it will upon request by the managing underwriter in any underwriting of Common Stock or securities convertible into or exchangeable for Common Stock or upon the request of the Issuer, it will agree, at all times with respect to registrations in which Holder's Registrable Shares are included and no more often than once in any twelve-month period with respect to any registration in which the Holder's Registrable Shares are not included, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Shares (other than those included in the registration) other than transfers to Affiliates that agree to be bound by this restriction, intra-family transfers and transfer to trusts for estate planning purposes without the prior written consent of the Issuer or underwriters managing the offering, as the case may be, for such period of time (which may not exceed 90 days) from the effective date of the registration statement as may be requested by such underwriters; provided, however, that the obligations of such Holders pursuant to this Section 7.10 shall be conditioned upon the receipt by such underwriters or the Issuer of lockup agreements for the same period of time and on the same terms as the time period and terms requested of such Holders from each executive officer and director of the Issuer and each holder of 5% or more of the outstanding shares of Common Stock (if such holder has been granted registration rights by the Issuer). Any delays occasioned pursuant to this Section 7.10 shall further extend the time period referenced in Section 7.8(a) hereof.

     7.11 SUBSEQUENT GRANTS OF REGISTRATION RIGHTS. After the date hereof, Issuer will not prior to the time the registration rights hereunder have expired enter into any agreement granting any holder or prospective holder of any securities of Issuer registration rights (i) unless such registration rights include lockup provisions which are substantially the same as those provisions set forth in Section 7.10 hereof, and (ii) unless any demand registration rights granted to such holders or prospective holders give the Holders the right to participate in registrations requested by such subsequent holders (but subject to the right of priority of registration for such subsequent holders), such participation to be on the pro rata basis described in Section 7.2,

     7.12        CERTAIN AGREEMENTS OF HOLDERS.

                 (a) The Holder(s) included in any registration shall furnish to the Issuer such information regarding such Holder(s), the Registrable Shares and the distribution proposed by such Holder(s), as the Issuer may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in
Section 7.2 and 7.3.

                 (b) The failure of any Holder(s) to be included in a registration to furnish the information requested pursuant to Section 7.12(a) shall not affect the obligation of the Issuer under Section 7.8 to the remaining Holder(s) who furnish such information.

                 (c) Each Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Shares so that, as thereafter delivered to such Holder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Shares pursuant to the registration statements contemplated by this Agreement until its receipt of copies of the supplemented or amended prospectus from the Issuer and, if so directed by the Issuer, each Holder shall destroy or deliver to the Issuer all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares that is current at the time of receipt of such notice provided, however, the Issuer may not restrict any such sales unless at least five (5) days' prior written notice is provided to each Holder and provided further the Issuer may not restrict sales by Holders for a total of more than sixty (60) days during any one year period. Any delays occasioned pursuant to this Section 7.12(c) shall further extend the time period referenced in Section 7.8(a) hereof.

                 (d) Each Holder acknowledges and agrees that in the event of sales under a shelf registration statement pursuant to this Agreement, (1) the Registrable Shares sold pursuant to such registration statement are not transferable on the books of the Issuer unless the share certificate submitted to the transfer agent evidencing such Registrable Shares is accompanied by a certificate to the effect that (A) the Registrable Shares have been sold in accordance with such registration statement and (B) the requirement of delivering a current prospectus has been satisfied and (2) such Holder will not effect any public sale or distribution of Registrable Shares pursuant to such shelf registration statement pursuant to this Agreement at any time that the Issuer shall have advised the Holders in writing that the sale by such Holders pursuant to such shelf registration could reasonably be expected to adversely affect, or require the premature disclosure of any proposed acquisition, disposition or other transaction involving the Issuer, provided, however, the Issuer may not restrict any such sales unless at least five (5) days' prior written notice is provided to each Holder and provided further the Issuer may not restrict sales by Holders for a total of more than sixty (60) days during any one year period. Any delays occasioned pursuant to this Section 7.12(d) shall further extend the time period referenced in Section 7.8(a) hereof.

         7.13 TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Agreement shall terminate as to any Holder at such time as such Holder may sell under Rule 144 in a three-month period all Registrable Shares then held by such Holder (assuming the cashless exercise of any Common Stock underlying Warrants).

                                 ARTICLE VIII.

                                OTHER PROVISIONS

     8.1 FEES AND COMMISSIONS. Each party agrees to pay, and to indemnify and hold harmless the other party from and against liability for, any compensation to any Intermediary retained by such party, any finder, broker, agent, financial advisor, or other intermediary (collectively, an "Intermediary") in connection with the transactions contemplated by this Agreement, and the fees and expenses of defending against such liability or alleged liability. Issuer further agrees to pay up to an aggregate of $60,000 to ECT promptly following demand and whether or not the transactions contemplated by this Agreement are consummated for all reasonable outside legal, professional and other bills and costs incurred by ECT and its Affiliates in connection with the negotiation and preparation of this Agreement and the evaluation of, and due diligence investigation with respect to, the transactions contemplated hereby (including, without limitation, title due diligence and filing fees and expenses, whether incurred by ECT, its Affiliates or counsel or other third party professionals), provided in each case that the expenses are reasonable and properly documented. Issuer shall also pay all the amounts required to be paid by Issuer in accordance with the Fee Letter. ECT represents and warrants that ECT Securities Corp. is duly licensed and registered under and in compliance with all regulations, rules and laws to the extent necessary to perform its obligations under the Fee Letter and to receive payment thereunder.

     8.2 BUSINESS OPPORTUNITY MATTERS. To the fullest extent permitted by law, (a) Issuer and Purchasers acknowledge and agree that neither of the Purchasers nor any of their respective Affiliates shall be expressly or implicitly restricted or proscribed pursuant to this Agreement, the relationship that exists between Purchasers and Issuer or otherwise, from engaging in any type of business activity or owning an interest in any type of business entity, regardless of whether such business activity is (or such business entity engages in businesses that are) in direct or indirect competition with the businesses or activities of Issuer or any of its Affiliates. Without limiting the foregoing and to the fullest extent permitted by law, Purchasers and Issuer acknowledge and agree that (i) neither Issuer nor its Affiliates nor any other Person shall have any rights, by virtue of the Basic Documents, the relationship that exists between Purchasers and Issuer or otherwise, in any business venture or business opportunity of Purchasers or any of its Affiliates, and neither Purchasers nor their respective Affiliates shall have any obligation to offer any interest in any such business venture or business opportunity to Issuer, any Affiliate of Issuer or any other Person, or otherwise account to any of such Persons in respect of any such business ventures, (ii) the activities of Purchasers or any of their respective Affiliates that are in direct or indirect competition with the activities of Issuer or any of its Affiliates are hereby approved by Issuer, and (iii) by virtue of the Basic Documents it shall not be deemed a breach of any fiduciary or other duties, if any and whether express or implied, that may be owed by Purchasers or their respective Affiliates to the Issuer or its Affiliates for Purchasers to permit themselves or one of their respective Affiliates to engage in a business opportunity in preference or to the exclusion of Issuer, its Affiliates or any other Person.

     (b) For purposes of this Section 8.2, the term "Affiliate" when used to refer to Affiliates of Purchasers, shall exclude Issuer and its Affiliates.

     8.3 CONFIDENTIALITY. In addition to the restrictions contained in that certain Confidentiality Agreement (the "Confidentiality Agreement") dated November 24, 1997, by and between ECT and Issuer, which shall remain in effect according to its term, the Purchasers will hold, and will cause their respective officers, directors, employees, accountants, counsel, consultants, advisors, and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information (including without limitation, the Information) concerning the Issuer furnished to the ECT (on its behalf and on behalf of JEDI
II) in connection with the right of ECT to have persons attend board of director meetings pursuant to Section 5.2, except to the extent that such information (i) can be shown to have been in the public domain through no fault of the ECT, (ii) was already in the possession of ECT or (iii) was acquired from a third party which does not have an obligation of confidentiality to Issuer; provided that the ECT may disclose such information to JEDI II and the respective officers, directors, employees, accountants, counsel, consultants, advisors, and agents of ECT and JEDI II in connection with the transactions contemplated by this Agreement so long as such Persons are informed by the ECT of the confidential nature of such information and are directed by, and agree with, the ECT to treat such information confidentially in accordance with this Section and (without limiting or waiving the obligation of such other Persons) ECT remains responsible for obligations of such other Persons. The Purchasers will use all such documents and information solely for the purpose of monitoring their investment in the Securities and Warrant Shares. The confidentiality obligations under this Section 8.3 shall terminate two years from and after the date upon which the ECT elects (irrevocably in writing delivered to Issuer) to no longer attend the Board of Director's meetings pursuant to Section 5.2 or to receive information in regards thereto and upon expiration of said two-year period, the Purchasers will, and will cause its officers, directors, employees, accountants, counsel, consultants, advisors, and agents to, destroy or deliver to the Issuer, upon request, all documents and other materials, and all copies thereof, obtained by the Purchasers pursuant to Section 5.2 hereof.

     8.4 SURVIVAL; FAILURE TO CLOSE. All representations, warranties, indemnities, and covenants contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of Purchasers, except that any claim for a breach of a representation or warranty must be brought within three years following the Closing. Notwithstanding anything herein to the contrary, in the event the funding by Purchasers of their investment has not occurred on or before January 16, 1998, because one or more conditions set forth in Article VI has not been satisfied, either party may terminate its obligations under this Agreement by written notice to the other; provided, however, that the provisions of Sections 8.1, 8.3 and 8.4 shall survive any such termination provided further, however that no party may terminate this Agreement if such funding has failed to occur because such party (or any Affiliate thereof) willfully or negligently fail to perform or observe its material agreements and covenants hereunder.

     8.5         RESTRICTIONS.

     (a) Restrictions on Transferability. The Restricted Securities shall not be sold, assigned, transferred or pledged except in compliance with the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Purchasers will cause any purchaser, assignee, transferee or pledgee of the Restricted Securities or any other securities issued in respect of the Restricted Securities upon any stock split, stock dividend, recapitalization, merger, consolidation share exchange or similar event held by the Purchasers to agree to take and hold such securities subject to the provisions and upon the conditions specified in Section 8.5 of this Agreement.

     (b) Restrictive Legend. Each certificate representing the Securities, the securities issued upon exercise of the Warrants or any other securities issued in respect of the Securities, the securities issued upon exercise of the Warrants upon any stock split, stock dividend, recapitalization, merger, consolidation, share exchange or similar event, all of the foregoing being referred to herein as the "Restricted Securities" shall (unless otherwise permitted by the provisions of Section 8.5(c) below) be stamped or otherwise imprinted with a legend noted conspicuously on the certificate substantially in the following form (in addition to any legend required under applicable state securities laws or otherwise):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REQUIRED

     APPROVALS FOR TRANSFER AND CERTAIN OTHER RESTRICTIONS ON TRANSFER, ALL OF WHICH RESTRICTIONS ARE BINDING ON TRANSFEREES. COPIES OF THE AGREEMENT COVERING THE FOREGOING MATTERS AND RESTRICTING THE TRANSFER OF SUCH SECURITIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

     The Purchasers consent to the Issuer making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Agreement. The Issuer agrees to keep a copy of this Agreement (as it may from time to time be amended) at its place of business and to make such Agreement subject to the same right of examination by shareholder of the Issuer, in person or by agent, attorney or accountant, as are the books and records of the Issuer.

     (c) Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 8.5(c). Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Issuer of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Issuer, addressed to the Issuer, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or any state or foreign securities law, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Issuer. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 3 above, except that the first two sentences shall not be required if such transfer is either (i) made pursuant to Rule 144, or (ii) if in the opinion of counsel for such holder and of counsel for the Issuer such legend is not required in order to establish compliance with any provision of the Securities Act. The Purchasers may not transfer the Warrants unless the proposed transferee is able to, and does make for the benefit of the Issuer the representations and agreements that would apply or relate to the Warrants or the transfer thereof set forth in Section 4.5, 4.7 and 4.8 (if transferred during the two-year period specified therein and then only for the same two-year period with regard to 4.8). The Purchasers may not transfer the Warrants or the Preferred Stock, unless the proposed transferee is notified of the provisions of Section 10.12 and is requested to agree in writing with the Issuer to be bound by such provisions; provided such transferee is not obligated to agree.

     (d) Approval of Warrant Transfer. The Warrants shall not be transferrable (except to an Affiliate) for a period of two years from the date hereof without the prior written approval of the Issuer.

                                  ARTICLE IX.

                                INDEMNIFICATION

     9.1 ISSUER INDEMNIFICATION. Issuer agrees to indemnify, defend, and hold harmless Purchasers and each Affiliate of either of the Purchasers (a "Purchasers' Indemnified Person") from, against, and in respect of any and all claims, demands, losses, reasonable costs and expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorneys' fees (collectively, "Claims"), that such Purchasers' Indemnified Party shall incur or suffer, which arise, result from, or relate to (a) any breach of, or failure by Issuer to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Issuer in connection with the transactions contemplated by this Agreement, or in the Charter of Issuer or (b) any claims of any applicable Governmental Authority or other Person arising under any Governmental Requirement (including without limitation any Environmental Law or regulation under ERISA). WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH PURCHASER INDEMNIFIED PERSON WITH RESPECT TO LOSSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE CONCURRENT OR COMPARATIVE NEGLIGENCE OR THE STRICT LIABILITY OF SUCH PURCHASER INDEMNIFIED PERSON; PROVIDED, HOWEVER, NO PURCHASER INDEMNIFIED PARTY SHALL BE INDEMNIFIED FOR ITS OWN NEGLIGENCE OR WILFUL MISCONDUCT.

     9.2 PURCHASERS INDEMNIFICATION. Purchasers agree to indemnify, defend, and hold harmless Issuer and each Affiliate of Issuer (an "Issuer Indemnified Person") from, against, and in respect of any and all Claims, that such Indemnified Party shall incur or suffer, which arise, result from, or relate to any breach of, or failure by Purchasers to perform, any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Purchasers in connection with the transactions contemplated by this Agreement. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH ISSUER INDEMNIFIED PERSON WITH RESPECT TO LOSSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE CONCURRENT OR COMPARATIVE NEGLIGENCE OR THE STRICT LIABILITY OF SUCH ISSUER INDEMNIFIED PERSON; PROVIDED, HOWEVER, NO ISSUER INDEMNIFIED PARTY SHALL BE INDEMNIFIED FOR ITS OWN NEGLIGENCE OR WILFUL MISCONDUCT.

     9.3 PROCEDURES RELATING TO INDEMNIFICATION UNDER ARTICLE IX. (a) Any Purchasers' Indemnified Person or Issuer Indemnified Person seeking indemnification under this Article IX (the "Indemnified Party") with respect to a Claim that is not a Third Party Claim shall commence and resolve such Claim solely in accordance with the dispute resolution procedures set forth in
Section 10.12.

         (b) If any Third Party Claim is asserted against an Indemnified Party and such Indemnified Party intends to seek indemnification hereunder from a party to this Agreement (the "Indemnifying Party"), then such Indemnified Party shall give notice of the Third Party Claim to the Indemnifying Party as soon as practicable after the Indemnified Party has reason to believe that the Indemnifying Party will have an indemnification obligation with respect to such Third Party Claim and shall provide the Indemnifying Party with all papers served with respect to such Third Party Claim. Such notice shall describe in reasonable detail the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. The failure of the Indemnified Party to so notify the Indemnifying Party of the Third Party Claim shall not relieve the Indemnifying Party from any duty to indemnify hereunder unless and to the extent that the Indemnifying Party demonstrates that the failure of the Indemnified Party to promptly notify it of such Third Party Claim prejudiced its ability to defend such Third Party Claim; provided, that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party otherwise than under this Agreement. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

         (c) The Indemnifying Party shall have the right to participate in, or assume control of, and the Indemnifying Party's insurance carrier shall have the right to participate in, the defense of the Third Party Claim at its own expense by giving prompt written notice to the Indemnified Party, using counsel of its choice reasonably acceptable to the Indemnified Party. If it elects to assume control of the defense of such Third Party Claim, the Indemnifying Party shall defend such Third Party Claim by promptly and vigorously prosecuting all appropriate proceedings to a final conclusion or settlement. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Third Party Claim, the Indemnified Party shall have the right to participate in the defense of the Third Party Claim using counsel of its choice, but the Indemnifying Party shall not be liable to the Indemnified Party hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with its participation in the defense thereof unless (i) the employment thereof has been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party fails to assume the defense or diligently prosecute the Third Party Claim or (iii) there shall exist or develop a conflict that would ethically prohibit counsel to the Indemnifying Party from representing the Indemnified Party. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including the making of any related counterclaim against the Third Party asserting the Third Party Claim or any cross-complaint against any Person, in each case only if and to the extent that any such counterclaim or cross-complaint arises from the same actions or facts giving rise to the Third Party Claim. The Indemnifying Party shall have the right, acting in good faith and with due regard to the interests of the Indemnified Party, to control all decisions regarding the handling of the defense without the consent of the Indemnified Party, but shall not have the right to admit liability with respect to, or compromise, settle or discharge any Third Party Claim or consent to the entry of any judgment with respect to such Third Party Claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability and obligations arising out of such Third Party Claim and which would not otherwise adversely affect the Indemnified Party.

         (d) If the Indemnifying Party fails to assume the defense of a Third Party Claim within thirty (30) days after receipt of written notice of the Third Party Claim, then the Indemnified Party shall have the right to defend the Third Party Claim by promptly and vigorously prosecuting all appropriate proceedings to a final conclusion or settlement. The Indemnifying Party shall have the right to participate in the defense of the Third Party Claim using counsel of its choice, but the Indemnified Party shall not be liable to the Indemnifying Party hereunder for any legal or other expenses incurred by the Indemnifying Party in connection with its participation in the defense thereof. If requested by the Indemnified Party, the Indemnifying Party agrees to cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim that the Indemnified Party elects to contest, including the making of any related counterclaim against the Third Party asserting the Third Party Claim or any cross-complaint against any Person, in each case only if and to the extent that any such counterclaim or cross-complaint arises from the same actions or facts giving rise to the Third Party Claim. The Indemnified Party shall have the right, acting in good faith and with due regard to the interests of the Indemnifying Party, to control all decisions regarding the handling of the defense without the consent of the Indemnifying Party, but shall not have the right to compromise or settle any Third Party Claim or consent to the entry of any judgment with respect to such Third Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability and obligations arising out of such Third Party Claim.

                                   ARTICLE X.

                                 MISCELLANEOUS

     10.1 AMENDMENTS; WAIVERS. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Issuer or Purchasers therefrom, shall in any event be effective unless the same shall be in writing and signed by Purchasers and Issuer in the case of amendments, and Purchasers or Issuer, as the case may be, in the case of waivers. The agreement and signature of Permitted Assigns shall not be required for amendments or waivers. Waivers involving the rights of Holders may be signed by the Holders of a majority of the Registrable Shares that are then subject to the registration rights hereunder, and then such waiver or consent shall be effective only in the specific instance or for the specific purpose for which given.

     10.2 SUCCESSORS AND ASSIGNS. All of the respective rights, obligations and interests of the parties hereto shall be binding upon and inure to the benefit of the respective successors of the parties hereto, and to the extent allowed by the introduction to Section 5.2 in Article V, all covenants contained in such Article V by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective Permitted Assigns of the parties hereto whether so expressed or not and without limitation and without need of any express assignment. Except as set forth herein, this Agreement and the rights and obligations of each party thereunder shall not be assigned without the prior written consent of the other party. Notwithstanding the preceding sentence, subject to compliance with applicable laws and with the terms and conditions hereof and of the other Basic Documents, a Purchaser may assign or transfer any or all of its rights and obligations under Article VII of this Agreement (and no other provision hereof) without the consent of Issuer. Notwithstanding the foregoing, a Purchaser may at any time assign or transfer any of its rights or obligations under this Agreement to an Affiliate. In addition, a Purchaser may transfer the Securities to third persons, subject to the provisions of this Agreement.

     10.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement unless the consummation of the transaction contemplated hereby is materially and adversely affected thereby.

     10.4 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     10.5 GOVERNING LAW. This Agreement shall be deemed a contract and instrument made under the laws of the State of Texas and shall be construed and enforced in accordance with and governed by the laws of the State of Texas, without regard to principles of conflicts of law.

     10.6 ENTIRE AGREEMENT. Except for the Confidentiality Agreement defined in Section 8.3 the Basic Documents constitute the entire agreement among Issuer and Purchasers concerning the matters referred to herein and therein, and supersede all prior agreements and understandings among Issuer and Purchasers relating to the subject matter hereof and thereof. There are no unwritten oral agreements between or among the parties.

     10.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     10.8 FURTHER COOPERATION. At any time and from time to time, and at its own expense, each party shall promptly execute and deliver all such documents and instruments, and do all such acts and things, as the other may reasonably request in order to further effect the purposes of this Agreement.

     10.9 NOTICES. All notices, requests, and other communications to any party hereunder shall be in writing (including telecopy) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the other parties.

     10.10 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of a party in exercising any right or remedy under this Agreement and no course of dealing among Issuer and either of the Purchasers shall operate as a waiver thereof, nor shall any single or partial exercise of





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
any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement. The rights and remedies expressly provided are cumulative and not exclusive of any rights or remedies that a party would otherwise have. No notice to or demand on a party not otherwise required by this Agreement or shall entitle that party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of that Party to any other or further action in any circumstances without notice or demand.

     10.11 EXHIBITS; AMENDMENT OF DISCLOSURE LETTER. The exhibits attached to this Agreement and the Disclosure Letter are incorporated herein and shall be considered to be a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

     10.12 DISPUTE RESOLUTION. (a) Any controversy, dispute or claim arising out of or relating to the Basic Documents, or the transactions contemplated thereby (a "Dispute") shall be resolved in accordance with this
Section 10.12.

     (b) either party may give the other party written notice (a "Dispute Notice") of any Dispute which has not been resolved in the normal course of business. Within four (4) business days after delivery of the Dispute Notice, the receiving party shall submit to the other party a written response (the "Response"). The Dispute Notice and the Response shall each include (i) a statement setting forth the position of the party giving such notice, a summary of the arguments supporting such position and, if applicable, the relief sought and (ii) the name and title of a senior manager of such party who has authority to settle the Dispute and will be responsible for the negotiations related to the settlement of the Dispute (the "Senior Manager").

     (c) Within four (4) business days after delivery of the Response provided for in Section 10.12(b), the Senior Managers of both parties shall meet or communicate by telephone at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, and shall negotiate in good faith to attempt to resolve the Dispute that is the subject of such Dispute Notice. If such Dispute has not been resolved within ten (10) business days after delivery of the Dispute Notice, then the parties shall attempt to settle the Dispute pursuant to Section 10.12(d).

     (d) If the Dispute has not been resolved by negotiation between the Senior Managers pursuant to Section 10.12(c), a neutral mediator acceptable to both parties (the "Mediator") shall be appointed within four (4) business days. The Mediator shall attempt, through negotiations in any manner deemed reasonably appropriate by the Mediator, in which the parties shall participate, to resolve the Dispute. The Mediator shall be compensated at a rate agreeable to Issuer, Purchasers and the Mediator, and each of Issuer and Purchasers shall pay its one-half of such compensation and other expenses of the mediation.

     (e) In the event that the Dispute has not been resolved within five (5) business days after the appointment of the Mediator, the Dispute shall be resolved by arbitration administered by the American Arbitration Association (the "AAA") in accordance with the terms of this Section 10.12, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act. Judgment on any matter rendered by arbitrators may be entered in any court having jurisdiction. Any arbitration shall be conducted before three arbitrators. The arbitrators shall be individuals knowledgeable in the subject matter of the Dispute. Each party shall select one arbitrator who agrees to comply with the provisions of this
Section 10.12 and the two arbitrators so selected shall select the third arbitrator who agrees to comply with the provisions of this Section 10.12. If the third arbitrator is not selected within three (3) business days after the request for an arbitration, then any party may request the AAA to select the third arbitrator who agrees to comply with the provisions of this Section
10.12. The arbitrators may engage engineers, accountants or other consultants they deem necessary to render a conclusion in the arbitration proceeding. To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within forty-five (45) days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas.
Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrators shall make specific written findings of fact and conclusions of law. The arbitrators shall have the power to award recovery of all costs and fees to the prevailing party. All fees of the arbitrators and any engineer, accountant or other consultant engaged by the arbitrators, shall be shared equally unless otherwise awarded by the arbitrators.

     Nothing in the preceding paragraph, nor in the exercise of any right to negotiate, mediate or arbitrate thereunder, shall limit the right of any party hereto to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any negotiation, mediation or arbitration proceeding. The institution and maintenance of any action for such relief, or the pursuit of provisional or ancillary remedies, shall not constitute a waiver of the right or obligation of any party to submit any claim or dispute to negotiation, mediation or arbitration, including those claims or disputes arising from the exercise of any relief or pursuit of provisional or ancillary remedies.

     (f)         All negotiations between the Senior Managers pursuant to this
Section 10.12 shall be treated as compromise and settlement negotiations. Nothing said or disclosed, nor any document produced, in the course of such negotiations which is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future negotiation, mediation, arbitration or litigation.

     (g) Nothing in this Section 10.12 shall limit or delay the right of Purchasers to obtain provisional or ancillary remedies such as injunctive relief in order to exercise the mandatory redemption provisions and the voting rights provided to them under the Statement of Resolution.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                       CARRIZO OIL & GAS, INC.


                                       By:  /s/ S.P. Johnson IV
                                          ------------------------------------
                                                S.P. Johnson IV, President

                                       Address for Notice:

                                       14811 St. Mary's Lane, Suite 148
                                       Houston, Texas  77079
                                       Attention:  S.P. Johnson IV
                                       Telecopy: 281-496-0884

                                       with a copy to:

                                       Baker & Botts, L.L.P.
                                       3000 One Shell Plaza
                                       Houston, TX  77002
                                       Attn:  Gene Oshman, Esq.
                                       Telecopy:  713-229-1522



                                       ENRON CAPITAL & TRADE
                                       RESOURCES CORP.


                                       By:  /s/ Timothy J. Detmering
                                          ------------------------------------
                                       Name:    Timothy J. Detmering
                                       Title:   Vice President

                                       Address for Notice:

                                       Enron Capital & Trade Resources
                                       Attn:
                                            ----------------------------------
                                       1400 Smith Street
                                       Houston, Texas 77002
                                       Phone:  (713) 853-1939
                                       Fax:  (713) 646-4039 or (713) 646-4946

                                       JOINT ENERGY DEVELOPMENT INVESTMENTS II
                                       LIMITED PARTNERSHIP

                                       By: ENRON CAPITAL MANAGEMENT II
                                             LIMITED PARTNERSHIP,
                                             its sole general partner


                                             By:  ENRON CAPITAL II CORP., its
                                                     sole general partner


                                             By: /s/ Timothy J. Detmering
                                                -------------------------------
                                             Name:   Timothy J. Detmering
                                             Title:  Agent and Attorney-in-Fact


                                       Address for Notice:

                                       1400 Smith Street
                                       Houston, Texas  77002
                                       Attn:  Donna W. Lowry
                                       Phone:  713/853-1939
                                       Fax:  713/646-4039 or 713/646-4946